Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

Parties:

“LaSalle”:	LaSalle Bank, National Association 370 Seventeenth Street Suite 3590 Denver, CO 80202

“Borrower”:	Champps Operating Corporation 10375 Park Meadows Drive, Suite 560 Littleton, Colorado 80124

“Syndication Parties”:	Whose signatures appear below

Execution Date:        August 14, 2006

Recitals:

A. LaSalle (in its capacity as the Administrative Agent (“Agent”) and as a Syndication Party) and Borrower have entered into that certain Credit Agreement (Revolving Loan and Term Loans) dated as of March 16, 2004, that First Amendment to Credit Agreement dated as of November 29, 2005 (“First Amendment”), and that Second Amendment to Credit Agreement dated as of June 13, 2006 (“Second Amendment”) (as amended and as further amended, modified, or supplemented from time to time, the “Credit Agreement”) pursuant to which LaSalle and any entity which becomes a “Syndication Party” has extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.

B. Borrower has requested that the Agent and the Syndication Parties make certain revisions to the letter of credit facility as contained in the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this Third Amendment to Credit Agreement (“Third Amendment”).

Agreement:

Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:

1.1 The following defined term is added, following Section 1.85, to the list of terms defined in portions of the Credit Agreement other than in Article 1:

Extended Duration LC            Subsection 3.1.1

1.2 Subsection 3.1.1 is hereby amended in its entirety to read as follows:

3.1.1 Request for Letter of Credit. Each Letter of Credit shall be requested by Borrower in accordance with the terms and conditions of the Master LC Agreement, and Borrower shall comply with all terms and conditions of the Master LC Agreement relating to the issuance by the Letter of Credit Bank of each such requested Letter of Credit. Any such Letter of Credit shall be issued under the 3-Year Facility. In no event may the expiry date of any Letter of Credit be later than one hundred and fifty (150) days beyond the 3-Year Maturity Date. Borrower may not request issuance of a Letter of Credit for other than a purpose for which a 3-Year Advance could be requested under clauses (b), (c), and (d) of Section 2.5 hereof. Each Letter of Credit issued with an expiry date beyond the 3-Year Maturity Date shall be deemed to be, and referred to herein as, an “Extended Duration LC”.

2. Conditions to Effectiveness of this Third Amendment. The effectiveness of this Third Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied shall be the “Effective Date”):

2.1 Delivery of Executed Loan Documents. Borrower shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, the following documents, each duly executed by Borrower and any other party thereto:

A.	This Third Amendment.

B.	Acknowledgement and Agreement of both Guarantors.

2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date.

2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Third Amendment.

2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds (a) all fees presently due under the Credit Agreement (as amended by this Third Amendment); and (b) all expenses owing as of the Effective Date pursuant to Section 14.1 of the Credit Agreement, including Agent’s costs and legal fees incurred in connection with the negotiation, preparation, and execution of this Third Amendment.

3. General Provisions.

3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

3.2 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.

3.3 Definitions. Capitalized terms used, but not defined, in this Third Amendment shall have the meaning set forth in the Credit Agreement.

3.4 Severability. Should any provision of this Third Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this Third Amendment and all remaining provision of this Third Amendment shall be fully enforceable.

3.5 Governing Law. To the extent not governed by federal law, this Third Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.

3.6 Headings. The captions or headings in this Third Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Third Amendment.

3.7 Counterparts. This Third Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Third Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this Third Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

[Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the Effective Date.

ADMINISTRATIVE AGENT:	LaSalle Bank, National Association

	By:	/s/ Darren L. Lemkau
	Name:	Darren L. Lemkau
	Title:	Senior Vice President

BORROWER:	Champps Operating Corporation

	By:	/s/ David Womack
	Name:	Dave Womack
	Title:	Chief Financial Officer

SYNDICATION PARTIES:	LaSalle Bank, National Association

	By:	/s/ Darren L. Lemkau
	Name:	Darren L. Lemkau
	Title:	Senior Vice President

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Third Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Third Amendment, (i) consents to the terms and Borrower’s execution of the Third Amendment, (ii) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that Borrower’s execution of this Third Amendment shall not relieve such Guarantor of liability under the Guaranty, and (iii) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: August 14, 2006

Champps Entertainment, Inc.

By:	/s/ David Womack
Name: David Womack
Title: CFO

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

CHAMPPS ENTERTAINMENT OF TEXAS, INC. (“Guarantor”) as guarantor of the indebtedness of Champps Operating Corporation (“Borrower”) to LaSalle Bank, National Association (“LaSalle”) and the other Syndication Parties as defined above (collectively with LaSalle, the “Lenders”) to that certain Credit Agreement (as defined in this Third Amendment) pursuant to a Guaranty (“Guaranty”) dated as of March 16, 2004, to induce the Lenders to execute the Third Amendment, (i) consents to the terms and Borrower’s execution of the Third Amendment, (ii) reaffirms Guarantor’s obligations to the Lenders pursuant to the terms of the Guaranty and agrees that Borrower’s execution of this Third Amendment shall not relieve such Guarantor of liability under the Guaranty, and (iii) acknowledges and agrees that the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness of Borrower thereunder and any agreement of Borrower executed in connection with the Credit Agreement, or enter into any agreement or extend any additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty, all notwithstanding that Guarantor was asked to execute this Acknowledgment and Agreement.

Dated: August 14, 2006

Champps Entertainment of Texas, Inc.

By:	/s/ Amy Adams
Name: Amy Adams
Title: President